Exhibit 99.1

URBAN OUTFITTERS, INC.

Third Quarter Results

Philadelphia, PA – November 25, 2025

For Immediate Release	Contact:	Oona McCullough
Executive Director of Investor Relations
(215) 454-4806

URBN Reports Record Q3 Sales and Income

PHILADELPHIA, PA, November 25, 2025 – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle products and services company which operates a portfolio of global consumer brands including the Anthropologie, Free People, FP Movement, Urban Outfitters and Nuuly brands, today announced record net income of $116.4 million and earnings per diluted share of $1.28 for the three months ended October 31, 2025. For the nine months ended October 31, 2025, net income was a record $368.7 million and earnings per diluted share were $4.01.

Total Company net sales for the three months ended October 31, 2025, increased 12.3% to a record $1.53 billion. Total Retail segment net sales increased 9.6%, with comparable Retail segment net sales increasing 8.0%. The increase in Retail segment comparable net sales was driven by high single-digit positive growth in both digital channel sales and retail store sales. Comparable Retail segment net sales increased 12.5% at Urban Outfitters, 7.6% at Anthropologie and 4.1% at Free People. Subscription segment net sales increased by 48.7% primarily driven by a 42.2% increase in average active subscribers in the current quarter versus the prior year quarter. Wholesale segment net sales increased 7.6% driven by an 8.4% increase in Free People wholesale sales primarily due to an increase in sales to specialty customers.

For the nine months ended October 31, 2025, total Company net sales increased 11.5% to a record $4.36 billion. Total Retail segment net sales increased 8.0%, with comparable Retail segment net sales increasing 6.1%. The increase in Retail segment comparable net sales was driven by mid single-digit positive growth in both retail store sales and digital channel sales. Comparable Retail segment net sales increased 6.8% at Anthropologie, 6.4% at Urban Outfitters and 4.7% at Free People. Subscription segment net sales increased by 53.4% primarily driven by a 47.3% increase in average active subscribers in the current period versus the prior year period. Wholesale segment net sales increased 15.7% driven by a 16.8% increase in Free People wholesale sales primarily due to an increase in sales to specialty customers.

“We are pleased to report record revenues, profits, and earnings per share for the quarter,” said Richard A. Hayne, Chief Executive Officer. “Trends observed last quarter have remained consistent with broad-based comparable sales growth and robust results in the Retail, Subscription, and Wholesale segments. These results underscore the strength of our diversified business model, which enables us to continue capturing market share, and drive consistent long-term growth,” finished Mr. Hayne.

Net sales by brand and segment for the three and nine-month periods were as follows:

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2025	2024	2025	2024
Net sales by brand
Anthropologie	$634,828	$587,923	$1,811,713	$1,683,408
Free People	399,272	365,857	1,167,398	1,049,677
Urban Outfitters	339,848	300,577	946,524	887,550
Nuuly	144,629	97,232	407,915	265,870
Menus & Venues	10,773	10,266	30,056	28,041
Total Company	$1,529,350	$1,361,855	$4,363,606	$3,914,546

Net sales by segment
Retail Segment	$1,296,454	$1,182,557	$3,716,233	$3,441,698
Subscription Segment	144,629	97,232	407,915	265,870
Wholesale Segment	88,267	82,066	239,458	206,978
Total Company	$1,529,350	$1,361,855	$4,363,606	$3,914,546

For the three months ended October 31, 2025, the gross profit rate increased by 31 basis points compared to the three months ended October 31, 2024, and gross profit dollars increased 13.3% to $563.3 million from $497.3 million. For the nine months ended October 31, 2025, the gross profit rate increased by 135 basis points compared to the nine months ended October 31, 2024, and gross profit dollars increased 15.7% to $1.62 billion from $1.40 billion. The increase in gross profit rate for both periods was primarily due to improved Retail segment markdowns driven by lower markdowns at Urban Outfitters and Free People and leverage in store occupancy costs due to the increase in comparable Retail segment net sales, partially offset by deleverage in initial merchandise costs. The increase in gross profit dollars for both periods was due to higher net sales and the improved gross profit rate. Additionally, during the three and nine months ended October 31, 2025, the Company recorded store impairment charges of $2.0 million, and during the nine months ended October 31, 2024, the Company recorded store impairment and lease abandonment charges of $4.6 million.

As of October 31, 2025, total inventory increased by $46.5 million, or 5.9%, compared to total inventory as of October 31, 2024. Total Retail segment inventory increased by 6.3% and comparable Retail segment inventory increased by 7.4%. Wholesale segment inventory was flat. The increase in Retail segment inventory was due to increased sales.

For the three months ended October 31, 2025, selling, general and administrative expenses increased by $50.4 million, or 13.7%, compared to the three months ended October 31, 2024. Selling, general and administrative expenses deleveraged 32 basis points as a percentage of net sales compared to the three months ended October 31, 2024. For the nine months ended October 31, 2025, selling, general and administrative expenses increased by $121.1 million, or 11.5%, compared to the nine months ended October 31, 2024. Selling, general and administrative expenses were essentially flat as a percentage of net sales compared to the nine months ended October 31, 2024. The deleverage in selling, general and administrative expenses as a percentage of net sales for the three months ended October 31, 2025, was primarily related to increased marketing expenses to support customer growth and increased sales in the Retail and Subscription segments, partially offset by leverage in store payroll expenses due to the Retail segment stores net sales growth. The dollar growth in selling, general and administrative expenses for both periods was primarily related to increased marketing expenses to support customer growth and increased sales in the Retail and Subscription segments, as well as increased store payroll expenses to support the Retail segment stores net sales growth.

The Company’s effective tax rate for the three months ended October 31, 2025, was 23.6%, compared to 24.2% in the three months ended October 31, 2024. The Company’s effective tax rate for the nine months ended October 31, 2025, was 22.2%, compared to 23.6% in the nine months ended October 31, 2024. The decrease in the effective tax rate for the three and nine months ended October 31, 2025, was primarily attributable to the ratio of foreign taxable earnings to global taxable earnings and the release of certain valuation allowances.

Net income for the three months ended October 31, 2025, was a record $116.4 million and earnings per diluted share were $1.28. Net income for the nine months ended October 31, 2025, was a record $368.7 million and earnings per diluted share were $4.01.

On June 4, 2019, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a share repurchase program. During the nine months ended October 31, 2025, the Company repurchased and subsequently retired 3.3 million shares for approximately $152 million. During the twelve months ended January 31, 2025, the Company repurchased and subsequently retired 1.2 million shares for approximately $52 million. As of October 31, 2025, 14.7 million common shares were remaining under the program.

During the nine months ended October 31, 2025, the Company opened a total of 41 new retail locations including: 25 Free People stores (including 13 FP Movement stores), 9 Anthropologie stores and 7 Urban Outfitters stores; and closed 6 retail locations including: 4 Urban Outfitters stores and 2 Free People stores.

Urban Outfitters, Inc. offers lifestyle-oriented general merchandise and consumer products and services through a portfolio of global consumer brands comprised of 258 Urban Outfitters stores in the United States, Canada and Europe and websites; 253 Free People stores (including 76 FP Movement stores) in the United States, Canada and Europe, catalogs and websites; 248 Anthropologie stores in the United States, Canada and Europe, catalogs and websites; 9 Menus & Venues restaurants; 7 Urban Outfitters franchisee-owned stores and 2 Anthropologie franchisee-owned stores as of October 31, 2025. Free People, FP Movement and Urban Outfitters wholesale sell their products through department and specialty stores worldwide, digital businesses and the Company’s Retail segment. Nuuly is primarily a women’s apparel subscription rental service which offers a wide selection of rental product from the Company’s own brands, third-party brands and one-of-a-kind vintage pieces.

A conference call will be held today to discuss third quarter results and will be webcast at 5:00 pm. ET at: https://edge.media-server.com/mmc/p/m53ogmpi/.

As used in this document, unless otherwise defined, "Anthropologie" refers to the Company’s Anthropologie and Terrain brands and "Free People" refers to the Company’s Free People and FP Movement brands.

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may contain forward-looking statements. When used in this release, the words “project,” “believe,” “plan,” “will,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: overall economic and market conditions (including current levels of inflation) and worldwide political events and the resultant impact on consumer spending patterns and our pricing power, the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, the effects of the implementation of the United Kingdom's withdrawal from membership in the European Union (commonly referred to as “Brexit”), including currency fluctuations, economic conditions and legal or regulatory changes, any effects of war, including geopolitical instability, impacts of the conflict in the Middle East and impacts of the war between Russia and Ukraine and from related sanctions imposed by the United States, European Union, United Kingdom and others, terrorism and civil unrest, natural disasters, severe or unseasonable weather conditions (including as a result of climate change) or public health crises (such as the coronavirus (COVID-19)), labor shortages and increases in labor costs, raw material costs and transportation costs, availability of suitable retail space for expansion, timing of store openings, risks associated with international expansion, seasonal fluctuations in gross sales, response to new concepts, our ability to integrate acquisitions, risks associated with digital sales, our ability to maintain and expand our digital sales channels, any material disruptions or security breaches with respect to our technology systems, our effective utilization of technological advancements, including in artificial intelligence, the departure of one or more key senior executives, import risks (including any shortage of transportation capacities or delays at ports), changes to U.S. and foreign trade policies (including the enactment of tariffs such as retaliatory tariffs, border adjustment taxes or increases in duties or quotas, the unexpected closing or disruption of, or any damage to, any of our distribution centers, our ability to protect our intellectual property rights, failure of our manufacturers and third-party vendors to comply with our social compliance program, risks related to environmental, social and governance activities, changes in our effective income tax rate, changes in accounting standards and subjective assumptions, regulatory changes and legal matters and other risks identified in our filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Income

(amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2025	2024	2025	2024
Net sales	$1,529,350	$1,361,855	$4,363,606	$3,914,546
Cost of sales (excluding store impairment and lease abandonment charges)	964,034	864,536	2,743,065	2,510,956
Store impairment and lease abandonment charges	1,989	—	1,989	4,601
Gross profit	563,327	497,319	1,618,552	1,398,989
Selling, general and administrative expenses	419,008	368,628	1,171,619	1,050,539
Income from operations	144,319	128,691	446,933	348,450
Other income, net	8,126	7,141	26,658	20,816
Income before income taxes	152,445	135,832	473,591	369,266
Income tax expense	36,005	32,921	104,939	87,105
Net income	$116,440	$102,911	$368,652	$282,161

Net income per common share:
Basic	$1.30	$1.12	$4.08	$3.04
Diluted	$1.28	$1.10	$4.01	$2.99

Weighted-average common shares outstanding:
Basic	89,706,922	92,270,583	90,360,467	92,819,987
Diluted	91,288,124	93,857,850	91,962,187	94,511,989

AS A PERCENTAGE OF NET SALES
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (excluding store impairment and lease abandonment charges)	63.1%	63.5%	62.9%	64.2%
Store impairment and lease abandonment charges	0.1%	—	0.0%	0.1%
Gross profit	36.8%	36.5%	37.1%	35.7%
Selling, general and administrative expenses	27.4%	27.1%	26.9%	26.8%
Income from operations	9.4%	9.4%	10.2%	8.9%
Other income, net	0.6%	0.6%	0.7%	0.5%
Income before income taxes	10.0%	10.0%	10.9%	9.4%
Income tax expense	2.4%	2.4%	2.5%	2.2%
Net income	7.6%	7.6%	8.4%	7.2%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	October 31,	January 31,	October 31,
	2025	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$306,600	$290,481	$182,516
Marketable securities	305,133	319,949	340,445
Accounts receivable, net of allowance for doubtful accounts of $976, $1,384 and $1,423, respectively	95,990	74,014	96,977
Inventory	839,793	621,146	793,324
Prepaid expenses and other current assets	210,480	187,206	224,070
Total current assets	1,757,996	1,492,796	1,637,332
Property and equipment, net	1,429,403	1,331,077	1,324,545
Operating lease right-of-use assets	1,017,499	942,666	947,150
Marketable securities	351,843	410,208	240,237
Other assets	350,281	342,733	336,519
Total Assets	$4,907,022	$4,519,480	$4,485,783

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$381,752	$295,767	$363,187
Current portion of operating lease liabilities	223,867	227,149	228,443
Accrued expenses, accrued compensation and other current liabilities	559,458	552,763	533,915
Total current liabilities	1,165,077	1,075,679	1,125,545
Non-current portion of operating lease liabilities	960,222	871,209	879,362
Other non-current liabilities	77,611	101,088	127,953
Total Liabilities	2,202,910	2,047,976	2,132,860

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 89,712,460, 92,281,748 and 92,275,849 shares issued and outstanding, respectively	9	9	9
Additional paid-in-capital	14,411	15,067	7,529
Retained earnings	2,721,181	2,503,068	2,382,767
Accumulated other comprehensive loss	(31,489)	(46,640)	(37,382)
Total Shareholders’ Equity	2,704,112	2,471,504	2,352,923
Total Liabilities and Shareholders’ Equity	$4,907,022	$4,519,480	$4,485,783

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Nine Months Ended
	October 31,
	2025	2024
Cash flows from operating activities:
Net income	$368,652	$282,161
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	94,359	86,031
Non-cash lease expense	160,627	162,466
Provision for deferred income taxes	5,325	3,335
Share-based compensation expense	22,674	23,366
Amortization of tax credit investment	12,880	12,872
Store impairment and lease abandonment charges	1,989	4,601
Loss on disposition of property and equipment, net	419	1,553
Changes in assets and liabilities:
Receivables	(20,385)	(29,682)
Inventory	(214,789)	(242,190)
Prepaid expenses and other assets	(29,171)	(52,548)
Payables, accrued expenses and other liabilities	91,893	113,773
Operating lease liabilities	(182,288)	(183,376)
Net cash provided by operating activities	312,185	182,362
Cash flows from investing activities:
Cash paid for property and equipment	(191,447)	(144,052)
Cash paid for marketable securities	(304,592)	(267,276)
Sales and maturities of marketable securities	382,318	309,178
Net cash used in investing activities	(113,721)	(102,150)
Cash flows from financing activities:
Proceeds from the exercise of stock options	928	851
Share repurchases related to share repurchase program	(151,935)	(52,262)
Share repurchases related to taxes for share-based awards	(21,738)	(15,264)
Tax credit investment liability payments	(12,796)	(6,220)
Net cash used in financing activities	(185,541)	(72,895)
Effect of exchange rate changes on cash and cash equivalents	3,196	(3,122)
Increase in cash and cash equivalents	16,119	4,195
Cash and cash equivalents at beginning of period	290,481	178,321
Cash and cash equivalents at end of period	$306,600	$182,516